                                                                     EXHIBIT  11

                                   AMRE, INC.

               COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                 (IN THOUSANDS)


                                                                    QUARTER ENDED
                                                               -----------------------
                                                               JUNE 30,        JULY 2,
                                                                1996             1995
                                                               --------        -------
Common Stock outstanding  . . . . . . . . . . . .              19,214           17,128
Common Stock equivalents  . . . . . . . . . . . .               --               --
Weighted average number of shares
    outstanding . . . . . . . . . . . . . . . . .              19,214           17,128
                                                               ======           ======





                                                               SIX-MONTH PERIODS ENDED
                                                               -----------------------
                                                               JUNE 30,        JULY 2,
                                                                1996             1995
                                                               --------        -------
Common Stock outstanding  . . . . . . . . . . . .              18,663           17,118
Common Stock equivalents  . . . . . . . . . . . .               --               --
                                                               ------           ------
Weighted average number of shares
    outstanding . . . . . . . . . . . . . . . . .              18,663           17,118
                                                               ======           ======